UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2021

Hoth Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38803	82-1553794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1 Rockefeller Plaza, Suite 1039

New York, New York 10020

(Address of principal executive offices, including ZIP code)

(646) 756-2997

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	HOTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 5, 2021 (the “Effective Date”), Hoth Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors identified on the signature pages thereto (the “Purchasers”) pursuant to which the Company offered and sold to the Purchasers an aggregate of 2,475,248 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), and warrants (the “Warrants”) to purchase up to 1,237,624 shares (the “Warrant Shares” and together with the Shares and the Warrants, the “Securities”) of Common Stock in a private placement for aggregate gross proceeds to the Company of $5 million, before deducting estimated offering expenses payable by the Company (the “Offering”). The combined purchase price for each Share and accompanying Warrant to purchase 0.5 of a share of Common Stock was $2.02. The closing of the Offering occurred on January 7, 2021.

Each Warrant shall be immediately exercisable for a period of five years at an exercise price of $2.25 per Warrant Share, subject to adjustment. If a registration statement covering the resale of the Warrant Shares is not effective, the holders may exercise the Warrants by means of a cashless exercise. The Company is prohibited from effecting an exercise of the Warrants to the extent that, as a result of such exercise, the holder of the Warrant together with the holder’s affiliates, would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the Warrant Shares, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

Pursuant to the Purchase Agreement, subject to certain exceptions, the Company is prohibited from issuing or entering into any agreement to issue or otherwise announcing the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or filing any registration statement other than the registration statement to be filed pursuant to the Registration Rights Agreement (as defined below) for a period of 90 days from the Effectiveness Date (as defined below). In addition, until the one year anniversary of the Effectiveness Date, the Company is prohibited from effecting or entering into an agreement to effect any issuance of Common Stock or Common Stock equivalents involving a Variable Rate Transaction (as defined in the Purchase Agreement).

In connection with the Offering, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers pursuant to which the Company shall prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement covering the Shares, the Warrant Shares and any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Warrants and any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (collectively, the “Registrable Securities”) on or prior to the 10th calendar day following the Effective Date (the “Filing Date”). The Company shall use its best efforts to cause the registration statement covering the Registrable Securities to be declared effective no later than the 30th calendar day following the Effective Date, or in the event of a full review by the SEC, the 90th calendar day following the Effective Date (the “Effectiveness Date”). If, among other things, the Company fails to file the registration statement by the Filing Date or fails to have such registration statement declared effective by the Effectiveness Date (the date on which such failure occurs, the “Event Date”), then on each such Event Date and on each monthly anniversary of each such Event Date until the applicable failure is cured, the Company shall pay to each Purchaser, in cash, a fee (the “Fee”) equal to 1% of the aggregate purchase price paid by such Purchaser; provided, however, the maximum aggregate Fees payable to any Purchaser shall not exceed 6% of the aggregate amount invested by such Purchaser.

In addition, pursuant to the terms of the Offering, the Company issued The Benchmark Company, LLC warrants (the “Placement Agent Warrants”) to purchase up to 185,644 shares (the “Placement Agent Warrant Shares”) of Common Stock, or 5% of the Securities sold in the Offering. The Placement Agent Warrants are exercisable for a period of five years from the closing date of the Offering (the “Initial Exercise Date”) at an exercise price of $2.25 per share, subject to adjustment. The Placement Agent Warrants may be exercised on a cashless basis if a registration statement covering the resale of the Placement Agent Warrant Shares is not effective at the time of exercise. In addition, the Placement Agent Warrants contain piggy-back registration rights. The Company is prohibited from effecting an exercise of the Placement Agent Warrants to the extent that, as a result of such exercise, the holder of the Placement Agent Warrants together with the holder’s affiliates, would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the Placement Agent Warrant Shares.

The Securities, the Placement Agent Warrants and the Placement Agent Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

The foregoing description of the Purchase Agreement, the Warrant, the Registration Rights Agreement and the Placement Agent Warrant is not complete and is qualified in its entirety by reference to the full text of the forms of the Purchase Agreement, the Warrant, the Registration Rights Agreement and the Placement Agent Warrant, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

References to the Offering of the Securities and the issuance of the Placement Agent Warrants (including the Placement Agent Warrant Shares issuable upon exercise of the Placement Agent Warrants) set forth under Item 1.01, are incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2021, the Compensation Committee of the Board of Directors of the Company approved the payment of a bonus in the amount of $200,000 to Robb Knie, the Chief Executive Officer of the Company, and $50,000 to Jane H. Springer, the Vice President of Operations of the Company, in consideration for their efforts in connection with advancing the business of the Company and its financial position.

Item 8.01 Other Events.

On December 22, 2020 (the “License Effective Date”), the Company entered into a Non-Exclusive Commercial Evaluation License Agreement (the “License Agreement”) with the U.S. Army Medical Research and Development Command (“USAMRDC”) pursuant to which USAMRDC granted to the Company a non-exclusive license to use certain licensed patents for the treatment of lung diseases resulting from bacterial infections. The licensed intellectual property relates to a new molecular entity developed by the Walter Reed Army Institute of Research with a novel antibacterial mechanism of action that targets multiple bacterial pathogens. The License Agreement shall terminate six months from the License Effective Date, unless earlier terminated pursuant to its terms.

On January 4, 2021, the Company issued a press release announcing the execution of the License Agreement with USAMRDC. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On January 5, 2021, the Company issued a press release announcing the Offering. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant
10.3	Form of Registration Rights Agreement
10.4	Form of Placement Agent Warrant
99.1	Press Release dated January 4, 2021
99.2	Press Release dated January 5, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2021	Hoth Therapeutics, Inc.

/s/ Robb Knie
Robb Knie
Chief Executive Officer

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